UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2017

ENPHASE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1420 N. McDowell Blvd
Petaluma, CA 94954
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (707) 774-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 10, 2017 Enphase Energy, Inc. (the “Company”) appointed Badrinarayanan Kothandaraman, 45, as the Company’s Chief Operating Officer with immediate effect.
Mr. Kothandaraman will receive an annual base salary of $350,000, with a target bonus opportunity of 75% of his base salary. Mr. Kothandaraman will also receive an initial stock option grant of 1,000,000 shares. The stock option grant will vest over 4 years from Mr. Kothandaraman’s appointment, based on his continued service with the Company. In addition, the Compensation Committee of the Company’s Board of Directors has designated Mr. Kothandaraman as a Tier III Participant in the Company’s Severance and Change in Control Benefit Plan, previously filed with the Securities and Exchange Commission as Exhibit 10.50 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.
There is no arrangement or understanding between Mr. Kothandaraman and any other person pursuant to which Mr. Kothandaraman was selected as Chief Operating Officer. Mr. Kothandaraman has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.
A copy of the Company’s press release announcing the appointment and containing more information about Mr. Kothandaraman is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibits
99.1	Enphase Energy, Inc. press release dated April 12, 2017 announcing the appointment of Badrinarayanan Kothandaraman as the Company’s Chief Operating Officer.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2017	ENPHASE ENERGY, INC.
	By:	/s/ Humberto Garcia
Humberto Garcia
Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of Exhibits
99.1	Enphase Energy, Inc. press release dated April 12, 2017 announcing the appointment of Badrinarayanan Kothandaraman as the Company’s Chief Operating Officer.